UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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POSHMARK, INC.

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On October 4, Manish Chandra held the following interview with Yahoo! Finance Live:

Brian Sozzi: Poshmark has agreed to sell itself for $1.2 billion to South Korean internet company Naver. Shares are rocketing higher here in the early going, let’s get right into this deal with Poshmark Founder and CEO Manish Chandra. Manish, always good to see you here, big day I’m sure for you and the team. Why did you choose now to make this transaction?

Manish Chandra: Well, it’s a great win for our shareholders, it’s a great win for our employees, and ultimately it’s a very good win for our community. By bringing Poshmark and Naver together, we actually invest in the right way, we accelerate growth and ultimately build a much bigger and much more global Poshmark. There’s a lot of synergies, a lot of complementary strengths, and we’re excited about the future of Poshmark.

Brian Sozzi: Manish, did you run an active sales process here, or was this something you were seeking more to Naver approach you?

Manish Chandra: Yeah, no we were not seeking. Naver approached us. We initially spent time looking at our deep strategic partnership with them and at some point it made more sense to come together as one company, and that’s the action we took over the last few months.

Julie Hyman: Manish, I have to ask. It’s Julie here. You know, you came public at $42 in early 2021, the stock has gone down, you, start to see a little bit of a recovery lately. When Sozzi asked about timing, just to build on that, why not wait for your stock price to hopefully recover a little more before doing a sale?

Manish Chandra: Yeah, you know, this this deal represents roughly a 48% percent premium over a 90-day VWAP and a 34% premium over a 30-day VWAP, so when we look at it sort of from a premium perspective, it’s actually a very attractive deal. You know, as we look at the business, we’ve looked at it from a long-term perspective, you know stock market is volatile, we sort of have seen the market being extremely volatile over the next year and a half. But looking at sort of from our shareholders perspective, we felt like it was a good ROI. From a business perspective, it’s the right thing to do. We are starting to invest in many of the technologies that we have complimentary overlap, including livestreaming, some of the search discovery technologies as well as global expansion. So from a timing perspective, it really did make sense to bring the two businesses together now.

Brad Smith: Manish, it’s really interesting in the resale market right now, it seems like there’s a flood of sellers that are coming into the market because they’re looking to perhaps also just sure up some of their own cash, especially considering the consortium of consumers that you go after typically for Poshmark. But even as you think about the buyer part of that component too, what are actual sales, looking like between the number of buyers and sellers and transactions, that merchandise volume that has actually taken place and being exchanged on the platform right now considering the consumer discretionary headwinds that we’ve seen over the summer and could persist?

Manish Chandra: Yeah, you know the re-commerce economy, particularly the Poshmark economy, is pretty unique in the sense that buyers are sellers and sellers are buyers. There’s a huge overlap between the two components. And so a lot of times people are recirculating their closet, and that creates a very different kind of economy than other fashion places. The second thing is because we have an asset-light model, the merchandising on Poshmark is extremely dynamic. So, what happens is if a certain trend is going up, or a certain fashion trend is changing, our sellers are quickly able to adjust to that. Third thing is we’ve created a shipping system that is super easy for people to engage with, and in fact, we recently announced at PoshFest that now you don’t even need a label you can just use QR code and ship. So that partnership has allowed us to scale the business and provide a very simple way for people to not just transact, but ship. And then more recently, we’ve started to introduce live-selling, which gives people another way to connect in a deeper way which is super missing in this world in terms of fashion and connectivity. So we feel that we are pretty, in a pretty well poised to sort of deal with some of the challenges that consumers are facing. But more importantly, Poshmark is a home to millions of entrepreneurs which allows people to make money and grow their household income in these tough times.

Brian Sozzi: Manish, as a founder, is it a little bittersweet to sell a company that you created?

Manish Chandra: You know it’s a milestone. I’m not going anywhere. We’re continuing to build Poshmark, in fact, part of the partnership is that they are keeping Poshmark is an independent subsidiary. So, I feel, I feel it’s a phase in the journey as opposed to the end of a journey. So I’m excited about the next phase of growth of Poshmark.

Brad Smith: What does the reality of Poshmark underneath of Naver look like? Naver is a company that’s also built out a lot of kind of the live-selling component to it as well. What would you like to see Poshmark take on especially with this acquisition once it completes fully?

Manish Chandra: Live-selling is really a great area of investment for us. It’s something that we just started to do some beta testing with and our community is very excited about it. People are really seeing some very, very powerful early results. I think it’s going to take some time to fully expand it. You know, I’d ultimately like to see hundreds of thousands, if not millions of sellers live-selling on the platform. It’s a very, very fun, very unique, very intimate way of selling. We, at PoshFest, we did our first, first time fashion show, where you know, we were doing a fashion show and we were live-selling every outfit on the fashion show. So there’s a lot of unique integration possibilities in the future. I think there’s depth of search in technology that Naver can bring, plus global expansion. They are very strong in many of the markets including Korea and Japan we see as very attractive markets for Poshmark, and difficult markets to enter alone. So that also gives us access to that. So, excited about a whole bunch of synergies, global expansion and also depth of technology partnerships that we can bring to the table.

Julie Hyman: So that is sort of longer term. I’m curious in the little, sort of short- to medium-term. I’m looking ahead to the holidays. And I’m curious what you’re seeing in terms of signal from your customers of both buyers and sellers for that matter, what kind of trends you’re seeing and what kind of indications about overall consumer spending you’re seeing?

Manish Chandra: You know, when we look to the holidays, I feel like this is going to be a pretty important holiday season and a moment in the world of secondhand and re-commerce. You know, we have introduced this concept of secondhand Sundays where sellers can get together and really start to connect shoppers and sellers around the notion of secondhand gifting. And so it’s going to be I think, a pretty unique time, where finally people start to think of secondhand as a very beautiful thing. If you look at the younger consumers, many of them exclusively shopping at secondhand. Ultimately, if you look at the change in the world environment, if you change – look at the planet health, I feel like people are becoming much more conscious of the fact that any gift giving consumption has to tie with responsibility. So it’s going to be, I think it’s going to be a very different kind of a holiday. And then the consumer wallet is strapped and a platform like Poshmark really gives you great value on the items you’re buying. So when you combine value with the focus of planet with the ability to make money, I think it’s going to be a powerful Christmas for re-commerce platforms in general.

Brad Smith: Manish, how do you believe that consumer driven secondhand selling holds up against some of the manufacturer driven secondhand selling. I think about a brand like Lululemon that wants me to bring back my ABC pants so that they can resell them and they’re going to give me some type of discount.

Manish Chandra: Yeah, I mean, if you if you look at the history of retailing, right, as sort of something that is specific or initially niche as this becomes more mainstream and becomes part of the persona, it will get adopted by brands and retail across the ecosystem. If you think of the rise of outlet shopping, pioneered by likes of TJ Maxx, and Ross, now outlet shopping is a portion of many of the large retail architecture, so we feel secondhand, being adopted by brands, being adopted by retail, is in so many ways a symbol that this category is becoming pretty massive and it’s going to be a dominant category over the next decade.

Julie Hyman: Manish, thanks so much for joining us today. Big day for you. Congratulations on the deal. Manish Chandra, Founder and CEO of Poshmark. Thanks.

Manish Chandra: Thank you.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on Poshmark, Inc.’s (the “Company”) current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Naver Corporation (“NAVER”), all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in consummation the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and NAVER, the Company will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investors.poshmark.com or by contacting the Company’s investor relations department at the following:

Investor Relations

IR@Poshmark.com

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 29, 2022, and will be included in the Proxy Statement (when available). Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.